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                                                                   EXHIBIT 10.21


                           [THE CIT GROUP LETTERHEAD]


                                                            April 17, 1996

United Merchandising Corp.
2525 East El Segundo Boulevard
El Segundo, CA 90245

Dear Sirs:

We refer to the Financing Agreement, dated March 8, 1996, between you and the undersigned (herein the "Agreement"). Capitalized terms not otherwise defined herein shall be as defined in the Agreement. The Agreement provides for the sale by the undersigned of its rights and obligations under the Agreement to other lenders. As of the date hereof, CITBC is the only Lender to the Agreement. In order to correct certain typographical errors, to further clarify issues and to make the Agreement more attractive to other lenders, the Agreement is hereby amended, effective April 17, 1996, as follows:

1.   The period (.) at the end of the definition of "Current Liabilities" in
     Section 1 of the Agreement is hereby deleted and the phrase "shall not be considered current." is hereby substituted in lieu thereof;

2. The name "CITBC" in the third line of the definition of "Default Rate of Interest" in Section 1 of the Agreement is hereby deleted and the phrase "the Agent, on behalf of the Lenders," is hereby substituted in lieu thereof;

3. The name "CITBC" in the fourth line of the definition of "Default Rate of Interest" in Section 1 of the Agreement is hereby deleted and the phrase "the Lenders" is hereby substituted in lieu thereof;

4. The name "CITBC" in the third line of the definition of "Designated Sale - Leaseback Property" in Section 1 of the Agreement is hereby deleted and the phrase "the Agent" is hereby substituted in lieu thereof;

5. The name "CITBC" in the first line of the definition of "Line of Credit Fee" in Section 1 of the Agreement is hereby deleted and the phrase "the Agent" is hereby substituted in lieu thereof;
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6.   The semi-colon (;) at the end of sub-clause b in clause ix in the definition of "Permitted Encumbrances" in Section 1 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

     "provided, however, that any Inventory subject to the lien permitted by this clause ix shall not be considered Eligible Inventory until such lien is terminated;";

7. The last sentence in paragraph 1 of Section 3 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

     "Should the Company request advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and, subject to the provisions of paragraph 10 of Section 12 of this Financing Agreement, shall be made by the Agent only with the consent of the Required Lenders and in the sole discretion of the Required Lenders, subject to any additional terms the Required Lenders or, if applicable, all Lenders, deem necessary.";

8. The word "no" in the penultimate line of paragraph 5 of Section 3 of the Agreement is hereby deleted and the word "any" is hereby substituted in lieu thereof;

9. The period (.) after the word "Agent" in the third to last line of paragraph 6 of Section 3 of the Agreement is hereby deleted;

10.  The phrase "or its" in the second and eighth lines of paragraph 2 of
     Section 6 of the Agreement is hereby deleted and the phrase", accompanied by the Lenders or their respective" is hereby substituted in lieu thereof;

11. On the seventh line of paragraph 2 of Section 6 of the Agreement and immediately after the word "Agent's" and before the word "expense" the phrase "and the applicable Lender's" is hereby inserted;

12. The word "it" in the tenth line of paragraph 2 of Section 6 of the Agreement is hereby deleted and the phrase "the Agent" is hereby substituted in lieu thereof;

13. The word "Agent" in sub-paragraph k of paragraph 1 of Section 9 of the Agreement is hereby deleted and the phrase "Required Lenders" is hereby substituted in lieu thereof;

14. The word "discretion" in the first line of Section 10 of the Agreement is hereby deleted and the word "direction" is hereby substituted in lieu thereof;

15. The phrase "which consent shall not be unreasonably withheld," is hereby inserted immediately after the word "Agent" in the second line of paragraph 5(a) of Section 11 of the Agreement;


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16.  Immediately after the name "Dai-Ichi-Kangyo Bank" in the ninth line of paragraph 6 of Section 11 of the Agreement, the phrase "and in the case of any other Lender, to such other Lender's parent organization," is hereby inserted;

17. The last sentence of paragraph 8 of Section 11 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof;

     "The provisions of this paragraph shall not apply to any i) suits, actions, proceedings or claims that are unrelated, directly or indirectly, to this Financing Agreement or ii) costs, fees, expenses or disbursements resulting solely from the gross negligence or wilful misconduct of the Agent or any Lender.";

18. The semi-colon (;) at the end of clause i in paragraph 10 of Section 11 of the Agreement is hereby deleted and the phrase "which consent shall not be unreasonably withheld;" is hereby substituted in lieu thereof;

19. The phrase "inventory confirmation statements, Collateral examinations and/or reviews," is hereby inserted immediately after the word "all" in the third to last line of paragraph 6 of Section 12 of the Agreement;

20. The following sentence is hereby added at the end of paragraph 6 of Section 12 of the Agreement:

     "Further, the Agent shall use reasonable efforts to give the Lenders reasonable prior notice of the date of the Agent's visit to the Company's premises for purposes of inspecting the Collateral and books and records pertaining thereto.";

21. Clause v in the third line of paragraph 10 of Section 12 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

     "v) increase the rate of advance against Eligible Inventory as set forth in paragraph 1 of Section 3 of this Financing Agreement or increase the Line of Credit;"

22. The phrase "In all other respects" on the thirteenth line of paragraph 10 of Section 12 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof;

     "In all other respects and except as otherwise specifically provided to the contrary in this Financing Agreement,"; and

23. The phrase "the making of an overadvance or" in the third to last line of paragraph 10 of Section 12 of the Agreement is hereby deleted.

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Except as otherwise hereinabove provided, no other amendment or modification of the Agreement is hereby intended or implied. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.


                                             Very truly yours,

                                             THE CIT GROUP/BUSINESS
                                             CREDIT, INC. (AS AGENT AND
                                             LENDER)

                                             By /s/ [SIGNATURE ILLEGIBLE]
                                                -------------------------
                                              Title: Vice President

Read and Agreed to:

UNITED MERCHANDISING CORP.


By /s/ CHARLES P. KIRK
   ----------------------------
Title: Sr. Vice President & CFO